UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137, Warsaw, IN	46581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Projecta B.V. (a subsidiary of Da-Lite Screen Company, Inc.) entered into an employment agreement amendment, dated as of April 23, 2007, with Peter de Kroon, Managing Director. The employment agreement amendment increases Mr. de Kroon’s gross monthly salary to €7,901 effective April 1, 2007 and provides for an additional increase of 1.25% to €8,000 per month on July 1, 2007. Beginning on April 1, 2007, Mr. de Kroon will also receive yearly gross pension compensation in the amount of €9,430 and yearly gross compensation for disability insurance in the amount of €5,500. This agreement is effective as of April 1, 2007 and will remain in effect for an indefinite period.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement Amendment, dated as of April 23, 2007, between Peter de Kroon and Projecta B.V. (a subsidiary of Da-Lite Screen Company, Inc.).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DA-LITE SCREEN COMPANY, INC.

By:	/s/ Jerry C. Young
Name:	Jerry C. Young
Title:	Vice President –Finance and Chief Financial Officer

Date: April 23, 2007

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EXHIBIT INDEX

Exhibit 10.1	Employment Agreement Amendment, dated as of April 23, 2007, between Peter de Kroon and Projecta B.V. (a subsidiary of Da-Lite Screen Company, Inc.).

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